Exhibit 99.2

VIAVID
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# LGL Systems Acquisition Corp.

## Proposed Business Combination Conference Call

March 15, 2021

LGL Systems Acquisition Corp. – Proposed Business Combination Conference Call, March 15, 2021

C O R P O R A T E P A R T I C I P A N T S

Rob LaPenta, Co-Founding Principal, L3 Technologies;Founder of L-1 Identity Solutions; Former Director of Leap Wireless

General (Ret) Keith Alexander, Co-Chief Executive Officer & Chairman

Bill Welch, Co- Chief Executive Officer & Board Member

Jamie Gerber, Chief Financial Officer

P R E S E N T A T I O N

Rob LaPenta

Good afternoon I am Rob LaPenta from LGL Acquisition Corp here to present our combination with IronNet Cybersecurity at a pre-merger valuation of $927 million.

On Slide 3, the Transaction Overview

Welcome and thank you for your interest. We are delighted to introduce this exceptional opportunity at a time of inflection in the cybersecurity industry. Our team have evaluated an extensive group of companies, all with significant technology applications and IronNet is clearly the most compelling business model and management team we have met.

The $125 million PIPE, which equates to 11% pro forma equity ownership facilitated the $927 million combination. IronNet will roll over its full equity holdings into the combined entity for a 72% stake. We expect $267 million of cash on balance sheet at closing, net of fees and expenses. Use of the proceeds will be to expand Sales and Marketing capabilities, accelerate R&D, enhance product development, and leave the Company with capital for M&A.

The $927 million valuation represents an 8.4 multiple on enterprise value to revenue on a Fiscal Year ’23, Calendar Year ’22 revenue basis, which is at a significant discount to where the comparable nex-gen Security and Data Analytics companies currently trade. I would note that Fiscal Year ’22 ends Jan 31 and should be considered equal to Calendar Year ’21.

We believe the Company presents an unparalleled opportunity in Cybersecurity with strong macro tailwinds, best-in-class technology, unique approach to security and an exceptional management team, providing a differentiated solution in a large and growing addressable market.

On Slide 4. Just a blurb on LGL. LGL was assembled with a broad team of partners with expertise in Capital Markets, Portfolio Management, Research Analysis, M&A and Special Operations. We have several individuals who have built several successful billion dollar public entities, including private to public buildouts. The team has a strong network, we stand ready to assist the IronNet team in various capacities as they transition to a public entity.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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LGL Systems Acquisition Corp. – Proposed Business Combination Conference Call, March 15, 2021

Slide 5. I’m pleased to introduce you to General Keith Alexander, Founder of IronNet who has served our country as a Four Star General , the former Director of the NSA, the National Security Agency, and the Founding Commander of U.S. Cyber Command, and is, widely respected in Government and private sector circles for defending our nation against cyber attacks.

General Alexander, over to you.

General Keith Alexander

Thank you Rob.

Slide 6. I’m General retired Keith Alexander. I had the privilege of running the National Security Agency for almost nine years, leading our Nation’s offensive cyber capabilities and establishing the U.S. Cyber Command. Two jobs, one paycheck. I spent 40 years in the Military and the Intelligence community addressing hard problems almost entirely associated with networks, computers and cybersecurity.

Also presenting today are my Co-CEO Bill Welch and Chief Financial Officer, Jamie Gerber. Bill was the Chief Operating Officer and Chief Revenue Officer of ZScaler. He scaled the business around the Company’s novel security model that, today, is the industry standard. He then replicated this as President of Zero Trust leader Duo Security, purchased by Cisco for $2.35 billion on the eve of becoming a public company.

Jamie Gerber has over 25 years of experience as Chief Financial Officer and tremendous public company experience. He also had private equity experience, honed operational metrics-driven expertise which he has imprinted on our Company’s financial department. I think you will agree that we have assembled a public company ready Management team and Board.

I also want to mention the strength of our Board. Ted at Kleiner Perkins and Don at ForgePoint are recognized for building companies in the cybersecurity community.

Slide 7. IronNet at a Glance.

In 2006 in Iraq our forces were taking increased casualties, in part because our intelligence took too long to get to the combat brigade. Every brigade collected information on the terrorists, but it was too hard to share all of that data across brigades. Terrorists and adversaries could easily cross brigade boundaries without risk of capture. We built a system to rewire Iraq, bring all of the information together, cutting the time of collection to operational readiness from 16 hours to 1 min.

When we started this Company, we faced a very similar issue in cybersecurity. It was too slow. Information is stove piped, adversaries evade detection, and couple that with limited knowledge sharing, attacks were on the rise.

With IronNet we are attacking a $25 billion market with a market leading technology to detect unknown non-signature-based threats using a fundamentally new network effect business model in security. Our unique team, world-class trained cyber hunters, allow us to create a deep competitive moat, get access to large cornerstone companies, retain and expand them, and execute this at scale as a fast-growing public company.

Slide 8: Current State of Security.

We understand well the problems in cybersecurity today. If we step back, here are the biggest problems a CISO faces. The threats are constantly getting worse. It is impossible to keep up with the evolving attack techniques. Many are from nations like Russia, China, and Iran. But most of today’s cybersecurity solutions are point solutions that only look at one thing. For example, it’s either the end point, a web gateway, or firewall etc. No company has the ability to look at the full picture of threats.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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LGL Systems Acquisition Corp. – Proposed Business Combination Conference Call, March 15, 2021

As you know, every company has a Security Operations Center to defend against attacks. The SOC analysts can see the threats their own company are facing, but are completely blind to different attacks happening to other companies around them all the time. Making the problem worse, there is a massive talent gap to hire enough qualified SOC analysts.

To summarize, there is a need for a complete solution that can stay ahead of the attacks, provide full visibility into the enterprise and be intelligent enough to make up for the lack of security analysts.

Next Slide. IronNet’s Vision.

Why did we start the company? At the bottom you’ll see that attacks continue to innovate and advance. The game evolves rapidly and the stakes are higher each year as the legacy of attacks shows. Like with U.S. Cyber Command, IronNet was founded on the concept of analyzing network traffic to detect threats and then share those threats with other enterprises, bringing to bear the concept of Collective Defense, and keeping our customers always one step ahead of the threat.

The concept of Collective Defense, where threats are shared across multiple enterprises, will alter the landscape of the cybersecurity space. Companies no longer will have to defend in isolation, but can and must operate as part of a collective team. IronNet is a force multiplier, we strengthen not only the defense of our customers but make the rest of the security vendors even stronger.

Slide 10. The Value of Collective Defense.

We have built a massively scalable detection and sharing platform comprised of IronDefense and IronDome. Last year our system ingested 2 trillion flows, using behavioral analytics and with our expert system we narrowed that down to 2,000 indicators of compromise and 112,000 threat intel reports. Our systems separate true signals from the noise and our Collective Defense is able to further correlate and share those events across companies and industries.

This approach allows us to crowdsource the identification and resolution of the highest priority alerts across our customers’ networks, most efforts on the most important problems, and you can see that with the 8,600 corelated alerts already.

Net Slide. Why IronNet Wins.

So why do we win? We use AI-driven behavioral analytics to find what others cannot. We use Collective Defense to share behavioral intelligence across our communities and domes at network speed. We add value to the cyber ecosystem by ingesting various sources of data from a variety vendors and enable SOC analysts to work together to defend themselves real-time.

Slide 12: IronNet’s Real-Time Success.

Solarwinds and Sunburst is an example of how attacks today are not only sophisticated but have wide scale impact on supply chain and ability to disrupt not only the enterprise but nation states such as the U.S. government.

Let me walk you through a real-life example of how IronNet was effectively able to detect a threat six months earlier that anyone else. Our Behavioral analytics detected Sunburst command and control at network speed and sent it to the cloud. When it was detected in another customer, that was also sent to the cloud and automatically correlated by the system.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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LGL Systems Acquisition Corp. – Proposed Business Combination Conference Call, March 15, 2021

At our Customer Advisory Board meeting, one of our customers, a major global investment fund said that, of the 90 products in their stack, IronNet was the only one to detect an advanced Botnet. He went on to tell the other participants that our system was six times faster and he was now determining what other systems could be eliminated. After the customer meeting, he went back to his team and said he wanted to expand IronNet considerably throughout their enterprise and their member companies.

Now let me turn it over to my Co-CEO, Bill Welch. Over to your Bill.

Bill Welch

Slide 13. Thanks General.

I’ve seen the security industry evolve from the legacy providers, such as Symantec. I worked at Symantec and then saw the evolution from the inside of next-generation security providers like Zscaler and Duo. Point solutions provide point protection, not comprehensive protection. No existing vendors in the market approach cybersecurity like IronNet

The companies we recognize today as security leaders identified industry pivot points early on and delivered the innovation-to-value curve better and faster than anyone else.

IronNet has identified the security pivot-point. We believe that due our product capabilities and our unique business model with Collective Defense, IronNet is part of that next-generation leader group that investors will come to know in the near future.

Slide 14. IronNet starts an addressable market serving the Network Traffic Analysis, NTA, and Network Detection and Response, NDR, space. We dominate that space, which is growing with Solar Winds and similar attacks.

However, there is a larger global TAM that IronNet has the opportunity to grow into including Endpoint, Web Security, MSS, DDoS prevention as identified by our customers. The platform for innovation is positioned to expand into global as well as U.S. markets.

In addition, the TAM is growing with the advent of 5G, IoT and increased internet usage expanding the need for IronNet and Collective Defense.

Slide 15. Our network effect addresses both technical and go to market. As we add new customers, our behavioral analytics platform becomes stronger and as we add more customers, they give us the opportunity to expand our go to market.

Slide 16. Our go-to-market strategy is that of land and expand, with network effects. Our goal is to land at the top with a cornerstone customer and then expand out into their respective communities. As the community grows, the value of our platform grows to each of those customers both technically and commercially. Once we have a community customer, we have the opportunity to make them a cornerstone customer and expand from there.

We define a cornerstone customer as a customer who is a leader of a recognized industry, nation, state, or vertical. Two examples of this Land, Expand, and Multiply model is here in the United States with our U.S. government with defense industrial base whereby a large systems integrator along with a branch in the Military secure thousands of supply chain members with Collective Defense.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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LGL Systems Acquisition Corp. – Proposed Business Combination Conference Call, March 15, 2021

Another example is a large APJ Global Investment Fund that we have expanded from a single portfolio to multi-portfolios, and our goal is expanding into 600 plus portfolio companies.

Slide 17. We sell into all elements of the supply chain, Companies, industries, nations, and governments.

IronNet has identified tens of thousands of cornerstone customers and hundreds of thousands of community customers. Of these, IronNet is targeting over 1,000 cornerstone customers already with expected penetration of 40% to get us to our FY’25 numbers. Eight hundred and fifty of those, along with their community customers, will help us to achieve a billion of revenue.

We expect the number of community customers will be far larger than the number of cornerstone customers with a ratio 13:1 by the end of FY’25.

Great examples of our go-to-market approach are the Energy Dome that we’ve established, the U.K. Healthcare Dome, and the APJ Global Investment Dome. There are many familiar logos and household names that we have already incorporated in our Domes on this page. Companies are beginning to collectively purchase their security, out of efficiency and effectiveness. Scale is critical, enabling us the ability to send back insights into thousands of customers at once, so everyone in our Domes are operating at scale at once.

Slide 18. We are all encouraged that these entities trust our platforms. Our customers include governments and some of the largest global enterprises.

Slide 19. As we’ve gone through our presentation, we hope it conveys that our growth is anchored by world class benchmarks with a focus on constant innovation. We have a very exciting story and are just at the beginning of transforming cybersecurity through AI driven behavioral analytics and Collective Defense.

With that I will hand it over to Jamie to share with you our financial overview.

Jamie Gerber

Thank you Bill.

Slide 20. Financial Highlights

Our revenues have grown steadily since our first product release in 2016. We made our first moves to the cloud in 2018 and are excited about the new packaging and scalability we will be getting from our updated cloud versions already coming out now and in general release early next year. This evolution in our product allows us to deploy to customers more rapidly, scale more quickly, and drive our revenue growth.

Our revenue is heavily software product focused with a small layer of Services. Over 80% of our product revenue is from the private sector. The government market is largely untapped, but we are ramping up rapidly there. Already 35% of our software product revenue is international with regional headquarters and overseas offices already established in APJ and EMEA.

Bill back to you.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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LGL Systems Acquisition Corp. – Proposed Business Combination Conference Call, March 15, 2021

Bill Welch

Slide 21. We think of IronNet not only as a transformational security company but also a data analytics company, given the amount of data ingest and the AI capabilities of our platform.

On this slide we show comparables to traditional security companies, such as Zscaler and CrowdStrike and data analytics companies like Palantir and C3ai.

Slide 22. We compare favorably with these names in terms of growth and have similar software gross margins.

I’d like to have Rob now take us to Slide 23.

Rob LaPenta

Great. Thank you Bill.

The transaction valuation presents a significant opportunity for investors, and the $927 million valuation represents a 50% discount to where our comparables trade today. As IronNet executes on its strategy, there is meaningful potential upside for value accretion and significant shareholder appreciation.

The Company’s strong revenue growth, hard to replicate business model, network effect of cornerstone customers, implementation of AI-driven behavioral analytics and experienced management team positions it well as part of this group of next-generation Security and Data Analytics leaders

Slide 24. Again, we are contemplating a $125 million PIPE, which equates to 11% pro forma equity of the combined entity.

Back to you Bill.

Bill Welch

Thanks Rob.

Slide 25. As discussed, the key themes for IronNet are Large and Rapidly Growing TAM, Transformational Platform , Exceptional and Experienced Leadership, Compelling Financial Profile, Cybersecurity with a Mission.

Our Founder and Chairman of the Board has been mission-oriented all of his life. IronNet is committed to protecting society through security for global industry, governments, and healthcare providers. We are thankful to have this opportunity to transform cybersecurity through Collective Defense. I want to hand it over to the General for some final words. General.

General Keith Alexander

Thank you Bill. I founded IronNet to fill a national need and an amazing opportunity. We brought Bill and team in to help us execute on this vision and we are in this for the long-term to build the market leader in Collective Defense. Thank you.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com